EXECUTION COPY

ZAIS FINANCIAL PARTNERS L.P., as Issuer,

ZAIS FINANCIAL CORP., as Guarantor,

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

____________________

INDENTURE

Dated as of
November 25, 2013

____________________

8.0% Exchangeable Senior Notes due 2016

TABLE OF CONTENTS

Page No.

ARTICLE 1
DEFINITIONS

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01	Issuer and Guarantor May Consolidate on Certain Terms	39
Section 11.02	Issuer or Guarantor Successor to Be Substituted	39

ARTICLE 12
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01	Satisfaction and Discharge of Indenture	39
Section 12.02	Application of Trust Funds	40
Section 12.03	Paying Agent to Repay Monies Held	40
Section 12.04	Return of Unclaimed Monies	40
Section 12.05	Reinstatement	41

ARTICLE 13
GUARANTEE

Section 13.01	Guarantee	41
Section 13.02	Execution and Delivery of Guarantees	42
Section 13.03	Release of the Guarantor	42

ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, PARTNERS, ADVISORS, OFFICERS, DIRECTORS
AND OTHERS

Section 14.01	Indenture and Notes Solely Corporate Obligations	43

ARTICLE 15
EXCHANGE OF NOTES

Section 15.01	Right to Exchange	43
Section 15.02	Exercise of Exchange Right; No Adjustment for Interest or Dividends	44
Section 15.03	Cash Payments in Lieu of Fractional Shares	45
Section 15.04	Exchange Rate	45
Section 15.05	Adjustment of Exchange Rate	45
Section 15.06	Taxes on Shares Issued	53
Section 15.07	Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental
	Requirements; Listing of Common Stock	53
Section 15.08	Responsibility of Trustee	54
Section 15.09	Notice to Holders Prior to Certain Actions	54
Section 15.10	Settlement upon Exchange	55
Section 15.11	Exchange Rate Adjustment After Make-Whole Fundamental Changes	56
Section 15.12	Calculations in Respect of Notes	57
Section 15.13	Adjustment of Prices	57

ARTICLE 16
MEETINGS OF HOLDERS OF NOTES

Section 16.01	Purposes for Which Meetings May Be Called	57
Section 16.02	Call, Notice and Place of Meetings	57
Section 16.03	Persons Entitled to Vote at Meetings	58
Section 16.04	Quorum; Action	58
Section 16.05	Determination of Voting Rights; Conduct and Adjournment of Meetings	58
Section 16.06	Counting Votes and Recording Action of Meetings	59

ARTICLE 17
MISCELLANEOUS PROVISIONS

INDENTURE

     INDENTURE dated as of November 25, 2013 by and among ZAIS Financial Partners, L.P., a Delaware limited partnership, as issuer (hereinafter called the “Issuer”), ZAIS Financial Corp., a Maryland corporation, as guarantor (hereinafter called “ZAIS Financial Corp.”), each having its principal office at Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as trustee hereunder (hereinafter called the “Trustee”).

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s 8.0% Exchangeable Senior Notes due 2016, which are unconditionally guaranteed by the Guarantor pursuant to the Guarantee attached thereto (hereinafter collectively referred to as the “Notes”).

ARTICLE 1
DEFINITIONS

     Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     “Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act.

     “Accredited Investor Certificate” means a certificate substantially in the form of Exhibit B hereto.

     “actual knowledge” means the actual fact or state of knowing without any duty to make any investigation with regard thereto.

     “Additional Notes” has the meaning specified in Section 2.01.

     “Additional Shares” has the meaning specified in Section 15.11(a).

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent Members” has the meaning specified in Section 2.05(c)(v).

     “Aggregate Share Cap” means the maximum number of shares of the Common Stock that ZAIS Financial Corp. may issue without shareholder approval pursuant to New York Stock Exchange listing requirements.

     “AI Global Note” means a Global Note resold to Accredited Investors bearing the Restricted Notes Legend.

     “Averaging Period” means the 40 consecutive Trading Days beginning on, and including, the second Trading Day immediately following the relevant Exchange Date.

     “Benefit Plan Investor” means any (i) employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code) that is subject to Section 4975 of the Internal Revenue Code, or (iii) entity whose underlying assets are deemed to include “plan assets” subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code by reason of investment in the entity by one or more plans described in clauses (i) or (ii).

     “Board of Directors” means the board of directors of ZAIS Financial Corp. or a committee of that board duly authorized to act hereunder.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of ZAIS Financial Corp. to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.

     “Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

     “Clause A Distribution” has the meaning specified in Section 15.05(c).

     “Clause B Distribution” has the meaning specified in Section 15.05(c).

     “Clause C Distribution” has the meaning specified in Section 15.05(c).

     “Close of Business” means 5:00 p.m., New York City time.

     “Commission” means the Securities and Exchange Commission, created under the Exchange Act, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     “Common Stock” means all shares of Capital Stock issued by ZAIS Financial Corp. other than Preferred Stock. Shares of Common Stock issuable on exchange of Notes shall include only shares of the class designated as common stock of ZAIS Financial Corp. at the date of this Indenture (namely, the common stock, par value $0.0001) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of ZAIS Financial Corp. and which are not subject to redemption by ZAIS Financial Corp.; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Common Stock Legend” has the meaning specified in Section 2.05(d).

     “Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business in Boston shall be principally administered, which office as of the date of this instrument is located at Corporate Trust Services, One Federal Street, Third Floor, Boston, MA 02110, Attn: ZAIS Financial Partners, L.P., Fax: (617) 603-6683, except that with respect to presentation of Notes for payment or for registration of transfer, conversion or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which offices at the date of this instrument are located at 100 Wall Street, Suite 1600, New York, New York 10005; Attention: ZAIS Financial Partners L.P. and 60 Livingston Ave., St. Paul, MN 55107; Attention: Corporate Trust Services – ZAIS Financial Partners L.P., or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Issuer.

     “CUSIP” means the Committee on Uniform Securities Identification Procedures.

     “Custodian” means U.S. Bank National Association, as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

     “Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the Averaging Period, 2.5% of the product of (a) the number of shares of Common Stock that would otherwise be delivered upon such exchange in excess of the number to be delivered due to the Aggregate Share Cap and (b) the Daily VWAP of the Common Stock on such Trading Day.

     “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ZFC <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

     “Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     “Defaulted Interest” has the meaning specified in Section 2.03.

     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

     “DTA” has the meaning specified in Section 15.05(d).

     “DTC” means The Depository Trust Company.

     “Effective Date” has the meaning specified in Section 15.11(b).

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Event of Default” has the meaning specified in Section 7.01.

     “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from ZAIS Financial Corp. or, if applicable, from the seller of the shares of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Exchange Agent” means the exchange agent appointed by the Issuer to act as set forth in Article 15, which, initially, shall be the Trustee.

     “Exchange Date” has the meaning specified in Section 15.02.

     “Exchange Notice” has the meaning specified in Section 15.02.

     “Exchange Obligation” has the meaning specified in Section 15.10(a).

     “Exchange Rate” has the meaning specified in Section 15.04.

     “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

     (1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act, other than ZAIS Financial Corp. or its Subsidiaries) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of ZAIS Financial Corp.’s Common Equity representing more than 50% of the voting power of ZAIS Financial Corp.’s Common Equity;

     (2) the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between ZAIS Financial Corp. and another Person (other than any of ZAIS Financial Corp.’s Subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of ZAIS Financial Corp.’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change ZAIS Financial Corp.’s jurisdiction of incorporation or to form a holding company for ZAIS Financial Corp. and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of ZAIS Financial Corp. and its Subsidiaries, on a consolidated basis, to another Person (other than any of ZAIS Financial Corp.’s Subsidiaries);

     (3) the Issuer’s or ZAIS Financial Corp.’s partners or stockholders, as applicable, approve any plan or proposal for the liquidation or dissolution of the Issuer or ZAIS Financial Corp., respectively (other than, in the case of ZAIS Financial Corp., in a transaction described in clause (2) above);

     (4) ZAIS Financial Corp. ceases to be the Issuer’s general partner or the Issuer ceases to be directly or indirectly controlled by ZAIS Financial Corp. (or any successor thereto permitted pursuant to the terms of this Indenture); or

     (5) the Common Stock ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become exchangeable for or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 15.10 and 15.11 hereof), such event shall not be a “Fundamental Change.”

     “Fundamental Change Company Notice” has the meaning specified in Section 4.01(b).

     “Fundamental Change Expiration Time” has the meaning specified in Section 4.01(a)(i).

     “Fundamental Change Notice Date” has the meaning specified in Section 4.01(b).

     “Fundamental Change Purchase Date” has the meaning specified in Section 4.01(a).

     “Fundamental Change Purchase Notice” has the meaning specified in Section 4.01(a)(i).

     “Fundamental Change Purchase Price” has the meaning specified in Section 4.01(a).

     “Global Note” has the meaning specified in Section 2.02.

     “Guarantee” means the guarantee by the Guarantor of the Issuer’s obligation under this Indenture and the Notes, to pay principal of and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms hereof and thereof.

     “Guarantor” means ZAIS Financial Corp. and any successor thereof; in each case until such Guarantor ceases to be such in accordance with Section 13.03 hereof.

     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     “Initial Notes” has the meaning specified in Section 2.01.

     “Initial Purchaser” has the meaning specified in the Registration Rights Agreement.

     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Supplemental Interest, if any, and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

     “ISIN” means the International Securities Identification Number as defined in ISO 6166.

     “Issuer” means the Delaware limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

     “Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by ZAIS Financial Corp., acting in its capacity as the general partner of the Issuer, by its Chairman of the Board of Directors, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of ZAIS Financial Corp., and delivered to the Trustee.

     “Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose, which may include the Initial Purchaser. Any such determination will be conclusive absent manifest error.

       “Liquidated Damages” shall have the meaning set forth in the Registration Rights Agreement.

       “Liquidated Damages Notice” has the meaning specified in Section 5.08.

       “Make Whole Cap” has the meaning specified in Section 15.11(f)(ii).

       “Make Whole Floor” has the meaning specified in Section 15.11(f)(iii).

       “Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (i) of clause (2) of the definition thereof.

       “Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

       “Maturity Date” means November 15, 2016.

       “Merger Event” has the meaning specified in Section 15.05(g).

       “Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture (including the Guarantee endorsed thereon), including the Initial Notes, any Additional Notes and any Global Note.

       “Note Register” has the meaning specified in Section 2.05(a).

       “Note Registrar” has the meaning specified in Section 2.05(a).

       “Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

       “Notice of Default” has the meaning specified in Section 7.01(f).

       “Offer Expiration Date” has the meaning specified in Section 15.05(e).

       “Offering Memorandum” means the Issuer’s preliminary offering memorandum dated November 18, 2013, as supplemented by the pricing term sheet dated November 19, 2013, relating to the offering and sale of the Notes.

       “Officer” means the Chairman, the President, one of the Vice Presidents, the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary of ZAIS Financial Corp.

       “Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary of ZAIS Financial Corp., and delivered to the Trustee.

       “Open of Business” means 9:00 a.m., New York City time.

       “Opinion of Counsel” means a written opinion of counsel, who may be counsel for ZAIS Financial Corp. or the Issuer or who may be an employee of or other counsel for ZAIS Financial Corp. or the Issuer, and delivered to the Trustee.

       “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

       (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

       (b) Notes, or portions thereof, for the payment of which (including purchase pursuant to Article 4) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes;

       (c) Notes that have been discharged in accordance with Article 12; and

       (d) Notes that have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Notes owned by the Issuer or any other obligor on the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor on the Notes or any Affiliate of the Issuer or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

       “Paying Agent” has the meaning specified in Section 2.08.

       “Person” means any corporation, association, partnership, limited partnership, limited liability company, individual, joint venture, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

       “Physical Note” means any non-Global Note issued pursuant to this Indenture in definitive, fully registered form, without interest coupons.

       “Plan Asset Regulation” means U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA.

       “Preferred Stock” means, with respect to any Person, all Capital Stock issued by such Person that is entitled to a preference or priority over any other Capital Stock issued by such Person with respect to any distribution of such Person’s assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

       “Purchase Agreement” means the Purchase Agreement, dated November 19, 2013, by and among the Issuer, ZAIS Financial Corp., ZAIS REIT Management, LLC and Credit Suisse Securities (USA) LLC.

       “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

       “Record Date” has the meaning specified in Section 2.03.

       “Reference Property” has the meaning specified in Section 15.05(g).

       “Registration Default” has the meaning specified in the Registration Rights Agreement.

       “Registration Rights Agreement” means the Registration Rights Agreement, dated November 25, 2013, by and among the Issuer, ZAIS Financial Corp. and Credit Suisse Securities (USA) LLC, as amended from time to time in accordance with its terms.

       “Reporting Event of Default” has the meaning specified in Section 7.01.

       “Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee who shall have direct responsibility for the administration of this Indenture, and for the purposes of the proviso in Section 8.01 and Section 8.12(c)(ii) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

       “Restricted Notes” has the meaning specified in Section 2.05(d).

       “Restricted Notes Legend” has the meaning specified in Section 2.05(d).

       “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

       “Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

       “Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Issuer.

       “Similar Law” means any non-U.S. or U.S. federal, state or local laws or regulations that are substantially similar to the fiduciary responsibility provisions of Title I of ERISA and/or Section 4975 of the Internal Revenue Code.

       “Spin-Off” has the meaning specified in Section 15.05(c).

       “Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

       “Stock Price” has the meaning specified in Section 15.11(b).

       “Subsidiary” means a Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

       “Supplemental Interest” has the meaning specified in Section 7.01.

       “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided, however, that if the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not so listed or quoted, “Trading Day” means a Business Day, and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day during which trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and there is no market disruption event. If the Common Stock is not so traded or quoted, “Trading Day” means a Business day.

       “transfer” has the meaning specified in Section 2.05(d).

       “Trigger Event” has the meaning specified in Section 15.05(c).

       “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that, in the case of a supplemental indenture executed pursuant to this Indenture, “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of such supplemental indenture.

       “Trustee” means U.S. Bank National Association, solely in its capacity as Trustee under this Indenture and not in its individual capacity, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

       “Unit of Reference Property” has the meaning specified in Section 15.05(g).

       “Valuation Period” has the meaning specified in Section 15.05(c).

       “ZAIS Financial Corp.” means ZAIS Financial Corp. and, subject to the provisions of Article 11, shall include its successors and assigns.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

       Section 2.01 Designation Amount and Issue of Notes. The Notes shall be designated as “8.0% Exchangeable Senior Notes due 2016.” Upon the execution of this Indenture, and from time to time thereafter, Notes may be, subject to this Section 2.01, executed by the Issuer and delivered to the Trustee (with or without the Guarantee endorsed thereon) for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer, such order signed by one Officer of the Issuer, without any further action by the Issuer or ZAIS Financial Corp. hereunder.

       The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance the aggregate principal amount of Notes outstanding shall not exceed $57,500,000, except as provided in Section 2.06. The Issuer may, without the consent of the Holders of Notes, issue additional Notes (the “Additional Notes”) from time to time in the future with the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the Additional Notes, and the same CUSIP number as the Notes originally issued under this Indenture (the “Initial Notes”) in an unlimited principal amount, provided that such Additional Notes must be part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes. The Initial Notes and any such Additional Notes will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes will vote or take that action as a single class.

       Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian or the Depositary or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

       So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(c), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer, repurchase, exchange, and all dispositions of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(c), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

       Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and interest on any Global Note shall be made to the Holder of such Note.

       So long as any Notes are represented by one or more Global Notes, the parties hereto will be bound at all times by the applicable procedures of the Depositary with respect to such Notes.

       Notes transferred to Accredited Investors pursuant to Section 2.05(b) of this Indenture shall be issued in the form of an AI Global Note or, upon the written request of the Issuer to the Trustee, in the form of a certificated Note.

       Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered book entry form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

       The Person in whose name any Note is registered on the Note Register at the Close of Business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. Notwithstanding the foregoing, any Note or portion thereof surrendered for exchange during the period from the Close of Business on the Record Date for any interest payment to the Open of Business on the applicable interest payment date must be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided, however, that no such payment need be made (1) if a Holder exchanges its Notes in connection with a Fundamental Change and the Issuer has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the Business Day immediately succeeding the corresponding interest payment date, (2) with respect to any exchange on or following the Record Date immediately preceding the Maturity Date, or (3) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of exchange with respect to such Note. Interest on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee. For Notes not represented by a Global Note, payment of the principal will be made at the Corporate Trust Office, or the office maintained for that purpose by the Issuer in the Borough of Manhattan, The City of New York, New York, and the payment of interest will be made by check mailed to the address of the registered Holder of such Notes, each in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that interest will be paid to any Holder of more than $2,000,000 aggregate principal amount of certificated Notes by wire transfer in immediately available funds to an account within the United States designated by such Holder in a written application delivered by such Holder to the Trustee and the Paying Agent not later than the Record Date for the relevant interest payment, which application will remain in effect until such Holder notifies the Trustee and Paying Agent, in writing, to the contrary.

       If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any interest payment date shall mean the May 1 or November 1 preceding the applicable May 15 or November 15 interest payment date, respectively.

       Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any May 15 or November 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

              (a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty (20) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

              (b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

       Section 2.04 Execution of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Officer of the Issuer. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 8.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

       In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

       Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Trustee shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any office or agency of the Issuer designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes. The Note Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 5.02.

       Upon surrender for registration of transfer of any Note to the Note Registrar or any office or agency maintained by the Issuer pursuant to Section 5.02, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and upon receipt thereof the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

       Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office or any such office or agency maintained by the Issuer pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and upon receipt thereof the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

       All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

       All Notes presented or surrendered for registration of transfer or for exchange, or repurchase shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Note Registrar, duly executed by the Noteholder thereof or its attorney duly authorized in writing.

       No service charge shall be made to any Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment by the Holder of a sum sufficient to cover any transfer or similar tax that may be imposed in connection with any registration of transfer or exchange of Notes.

              (b) The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Accredited Investor which is not a QIB:

              (i) The Note Registrar shall register the transfer of any Note if the proposed transferee has delivered to the Note Registrar (x) an Accredited Investor Certificate and (y) an opinion of counsel acceptable to the Issuer and such other certifications and evidence as the Issuer may reasonably require in order to determine that such transfer is being made in compliance with the Securities Act.

              (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar of (x) the documents required by clause (i) above and (y) instructions given in accordance with the Depositary’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more AI Global Note or, upon the written request of the Issuer to the Trustee, one or more certificated Notes, of like tenor and amount.

              (c) The following provisions shall apply only to Global Notes:

              (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

              (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary has not been appointed by the Issuer within ninety (90) calendar days, (2) an Event of Default has occurred and is continuing or (3) the Issuer, in its sole discretion, determines at any time that the Notes shall no longer be represented by a Global Note and any Global Note exchange pursuant to clause (iii) below may be exchanged in whole or from time to time in part as directed by the Issuer. Any Global Note exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

              (iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

              (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

              (v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

              (vi) At such time as all interests in a Global Note have been repurchased, exchanged, or canceled for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is repurchased, exchanged, or canceled for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

              (d) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(d) to bear the legend set forth in this Section 2.05(d) (the “Restricted Notes Legend”), and any Common Stock that bears or is required under this Section 2.05(d) to bear the Common Stock legend set forth in this Section 2.05(d) (the “Common Stock Legend”) (collectively, the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.05(d) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(d), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Note or any interest therein.

       Any certificate evidencing a Note shall bear a legend in substantially the following form, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, ZAIS FINANCIAL CORP. OR A SUBSIDIARY OF THE ISSUER OR OF ZAIS FINANCIAL CORP.; (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (INCLUDING, WITHOUT LIMITATION, TO ACCREDITED INVESTORS).

       Any stock certificate representing shares of Common Stock issued upon exchange of any Note shall bear a legend in substantially the following form, which may be removed upon the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision) or once such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, ZAIS FINANCIAL CORP. OR A SUBSIDIARY OF THE ISSUER OR OF ZAIS FINANCIAL CORP.; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; OR (C) UNDER ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

       Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Common Stock Legend required by this Section 2.05(d).

              (e) By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

              (f) By its purchase of any Notes, the purchaser thereof will be deemed to have represented and agreed as follows: (1) either (A) no portion of the assets used by the purchaser to acquire and hold the Notes and any Common Stock received in exchange for the Notes constitutes assets of any Benefit Plan Investor or plan subject to Similar Law, or (B) if the purchaser is a Benefit Plan Investor or plan subject to Similar Law, (i) the purchaser believes the Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat the Notes, (ii) the purchase and holding of the Notes and any Common Stock received in exchange for the Notes by the purchaser will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation under any applicable Similar Laws; and (iii) the purchaser has made its own discretionary decision to acquire and hold the Notes and/or exchange the Notes for Common Stock and is not relying upon the Issuer to make any decision regarding the investment of plan assets; and (2) the purchaser will not transfer the Notes to any person or entity, unless such person or entity could itself truthfully make the foregoing representations and covenants.

              (g) Any Restricted Notes purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144) or resold pursuant to an exemption from the registration requirements of the Securities Act.

              (h) The Trustee, the Issuer, and ZAIS Financial Corp. shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

              (i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request and receipt of such new Note the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been properly tendered for purchase on a Fundamental Change Purchase Date (and not withdrawn) or is to be exchanged pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer and the Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or repurchase of negotiable instruments or other securities without their surrender.

     Section 2.07 Temporary Notes. Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, including the Guarantee endorsed thereon, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and upon the written request of the Issuer authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 5.02 and, upon receipt of the certificated Notes, the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

     Section 2.08 Cancellation of Notes. All Notes surrendered for the purpose of payment, repurchase, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or Exchange Agent, which shall initially be the Trustee, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a repurchase, exchange or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     Section 2.09 CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use), and, if so, shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

ARTICLE 3
REDEMPTION OF NOTES

     Section 3.01 No Redemption. The Issuer shall not have the right to redeem the Notes prior to the Maturity Date.

     Section 3.02 Sinking Fund. There shall be no sinking fund provided for the Notes.

ARTICLE 4
PURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE

     Section 4.01 Purchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Issuer to purchase for cash all of such Holder’s Notes, or any portion thereof such that the remaining principal amount of each Note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date on which the Issuer delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Liquidated Damages), if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Issuer purchases a Note on a Fundamental Change Purchase Date that is after a Record Date and on or prior to the interest payment date corresponding to such Record Date, the Issuer shall instead pay such accrued and unpaid interest on such Note on the interest payment date to the Holder of record of such Note as of such Record Date.

     Purchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

          (i) if the Notes to be purchased are certificated Notes, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note and of the Notes, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

          (ii) if the Notes to be purchased are Global Notes, delivery of the Notes, by book-entry transfer, in compliance with the applicable procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase, by the Fundamental Change Expiration Time.

     The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

          (i) if certificated, the certificate numbers of such Notes;

          (ii) the portion of the principal amount of such Notes, which must be such that the principal amount that is not to be purchased of each Note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

          (iii) that such Notes are to be purchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 4.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.03.

     The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

          (b) On or before the 20th calendar day after the occurrence of a Fundamental Change (the “Fundamental Change Notice Date”), the Issuer shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”), as set forth in Section 4.02 of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Issuer shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Issuer’s website or through such other public medium as the Issuer may use at that time.

     No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

          (c) Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 4.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 4.02 Fundamental Change Company Notice. (a) In connection with any purchase of Notes, the Issuer shall, on the applicable Fundamental Change Notice Date, give written notice to Holders, as provided in Section 4.01(b), setting forth information specified in this Section 4.02.

     Each Fundamental Change Company Notice shall specify:

          (i) the events causing the Fundamental Change;

          (ii) the date of the Fundamental Change;

          (iii) the last date on which a Holder may exercise its purchase right;

          (iv) the Fundamental Change Purchase Price;

          (v) the Fundamental Change Purchase Date;

          (vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

          (vii) if applicable, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

          (viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

          (ix) that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

          (x) the procedures that Holders must follow to require the Issuer to purchase their Notes;

          (b) The Issuer shall, along with providing Fundamental Change Company Notice, publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

          (c) The Issuer shall, to the extent applicable, comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and other tender offer rules under the Exchange Act that may be applicable at the time of the purchase of the Notes, including filing the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other applicable federal and state securities laws in connection with the purchase of the Notes.

     Section 4.03 Effect of Fundamental Change Purchase Notice; Withdrawal. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 4.01(a), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with this Section 4.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note (and any previously accrued and unpaid interest on such Note). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 4.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such notice to the Paying Agent by the Holder thereof in the manner required by Section 4.01, subject in each case to extensions to comply with applicable law.

     Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article 15 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

     A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by the Holder of the Notes subject thereto by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

          (a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

          (b) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the notice must comply with appropriate DTC procedure; and

          (c) the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with applicable procedures of the Depositary.

     The Paying Agent shall promptly return to the respective Holders thereof any certificated Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 4.03.

     If a Fundamental Change Purchase Notice is properly withdrawn, the Issuer shall not be obligated to purchase the Notes listed in such Fundamental Change Purchase Notice.

     Section 4.04 Deposit of Fundamental Change Purchase Price. (a) Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.

          (b) If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Notes).

     Section 4.05 Notes Purchased in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Issuer or the Trustee so requires in the case of certificated Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered that is not purchased.

     Section 4.06 Repayment to the Issuer. To the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 4.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Issuer is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Issuer.

ARTICLE 5
PARTICULAR COVENANTS OF THE ISSUER

     Section 5.01 Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4), and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. The Issuer shall pay any interest on any Physical Note to the Holder of such Note (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Note, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Note Registrar a written request that the Issuer make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Note Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

     Section 5.02 Maintenance of Office or Agency. The Issuer shall maintain an office or agency in the Borough of Manhattan, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; provided, however, that the Notes may be so surrendered or presented instead to the Trustee at the Corporate Trust Office at the Holder’s or Issuer’s option. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes. The provisions of Article 8 of this Indenture shall also apply to the Trustee in each of its roles as Paying Agent, Note Registrar, Custodian, and Exchange Agent, respectively.

     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, at the expense of the Issuer, the notices set forth in Section 8.08(f). If co-registrars have been appointed in accordance with this Section 5.02, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

     Section 5.03 Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 5.04 Provisions as to Paying Agent. (a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

          (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

          (ii) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

          (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Issuer shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

          (b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

          (c) Anything in this Section 5.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

          (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 12.02 and Section 12.03.

     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

     Section 5.05 Existence. Subject to Article 11, each of the Issuer and ZAIS Financial Corp. will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and material franchises; provided, however, that neither the Issuer nor ZAIS Financial Corp. shall be required to preserve any such right or franchise if the Issuer or the Board of Directors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or ZAIS Financial Corp., as applicable.

     Section 5.06 Stay, Extension and Usury Laws. The Issuer and ZAIS Financial Corp. each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and ZAIS Financial Corp. each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.07 Compliance Certificate. The Issuer and ZAIS Financial Corp. will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate from at least one such Officer who shall be the principal executive officer, principal financial officer or principal accounting officer of ZAIS Financial Corp. as to each of his or her knowledge of the Issuer’s and ZAIS Financial Corp.’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof and stating that to each of the signing Officers’ knowledge no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she has knowledge and what action the Issuer is taking or proposes to take with respect thereto). For purposes of this Section 5.07, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Default or Event of Default, an Officers’ Certificate specifying with particularity such default, Default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

     Any notice required to be given under this Section 5.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

     Section 5.08 Liquidated Damages Notice. In the event that the Issuer is required to pay Liquidated Damages to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer shall provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) calendar days prior to the proposed interest payment date for Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Issuer on such interest payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE 6
NOTEHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

     Section 6.01 Noteholders’ Lists. The Issuer shall furnish or cause to be furnished to the Trustee:

          (a) semiannually, not later than 15 days after the Record Date for interest for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 6.02 Preservation and Disclosure of Lists. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any authenticating agent nor any Paying Agent nor any Note Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

     Section 6.03 Reports by Issuer. The Issuer shall:

          (a) deliver to the Trustee, within 15 days after ZAIS Financial Corp. is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which ZAIS Financial Corp. may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, or if ZAIS Financial Corp. is not required to file information, documents or reports pursuant to either Section 13 or Section 15(d) of the Exchange Act, the Issuer shall provide to the Trustee upon request and to the Commission such reports as may be prescribed to be filed by ZAIS Financial Corp. by the Commission at such time; documents that are filed with the Commission via the EDGAR system, or any successor system thereto, shall be deemed filed with the Trustee as of the time such documents are filed via such system;

          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by ZAIS Financial Corp. with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (c) transmit by mail to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by ZAIS Financial Corp. pursuant to clauses (a) and (b) of this Section 6.03 as may be required by rules and regulations prescribed from time to time by the Commission;

          (d) until the Maturity Date, provide upon request the information required by Rule 144A(d)(4) to each Noteholder and to each beneficial owner and prospective purchaser of Notes and of any shares of Common Stock delivered upon exchange of the Notes, unless such information has been furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act; and

          (e) be deemed, for purposes of this Section 6.03, to have furnished or delivered reports to the Noteholders if (i) such reports are filed with the Commission via the EDGAR filing system and (ii) such reports are currently available.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or ZAIS Financial Corp.’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 7
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

     Section 7.01 Events of Default. In case one or more of the following (each an “Event of Default”) shall have occurred and be continuing:

          (a) default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

          (b) default in the payment of the principal of any Note (including the Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

          (c) failure by the Issuer to comply with its obligations under Article 15 hereof to exchange the Notes into shares of Common Stock and/or cash in accordance with Article 15 hereof upon exercise of a Holder’s exchange right and that failure continues for five (5) Business Days;

          (d) failure by the Issuer or ZAIS Financial Corp., as the case may be, to comply with its obligations under Article 11 hereof;

          (e) failure by the Issuer to issue a notice in accordance with the provisions of Section 4.01(b) hereof when due;

          (f) failure by the Issuer or ZAIS Financial Corp., as the case may be, for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Issuer or ZAIS Financial Corp. to comply with any of its other agreements contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically provided for or that is not applicable to the Notes), which notice shall state that it is a “Notice of Default” hereunder;

          (g) failure by the Issuer or ZAIS Financial Corp., as the case may be, to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Issuer or of ZAIS Financial Corp., as the case may be, or any of the Issuer’s or ZAIS Financial Corp.’s, as the case may be, Subsidiaries in an aggregate amount greater than $10,000,000 (or its foreign currency equivalent at the time);

          (h) failure by the Issuer or ZAIS Financial Corp., as the case may be, to pay final judgments aggregating in excess of $10,000,000 (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days;

          (i) the Issuer or ZAIS Financial Corp., or any Significant Subsidiary of the Issuer or ZAIS Financial Corp., shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Issuer or ZAIS Financial Corp. or any Significant Subsidiary of the Issuer or ZAIS Financial Corp. or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or ZAIS Financial Corp. or any Significant Subsidiary of the Issuer or ZAIS Financial Corp. or any substantial part of the Issuer’s or ZAIS Financial Corp.’s or any Significant Subsidiary of the Issuer’s or ZAIS Financial Corp.’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

          (j) an involuntary case or other proceeding shall be commenced against Issuer or ZAIS Financial Corp. or any Significant Subsidiary of the Issuer or ZAIS Financial Corp. seeking liquidation, reorganization or other relief with respect to the Issuer or ZAIS Financial Corp. or any Significant Subsidiary of the Issuer or ZAIS Financial Corp. or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or ZAIS Financial Corp., or any Significant Subsidiary of the Issuer or ZAIS Financial Corp., or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days;

then, and in each and every such case (other than an Event of Default specified in Sections 7.01(i) and 7.01(j) with respect to the Issuer or its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and ZAIS Financial Corp. (and to the Trustee if given by Noteholders), may declare 100% of the principal of and accrued and unpaid interest, if any, on all then outstanding Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

     If an Event of Default specified in Section 7.01(i) or Section 7.01(j) occurs and is continuing with respect to the Issuer, then the principal amount of and interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     If the Issuer so elects, the sole remedy for an Event of Default relating to (i) the Issuer’s failure to file with the Trustee, pursuant to Section 314(a)(1) of the Trust Indenture Act, any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) the Issuer’s failure to comply with Section 6.03 hereof (a “Reporting Event of Default”), will, for the first 180 days after the occurrence consist exclusively of the right to receive additional interest on the Notes (the “Supplemental Interest”) at a rate per year equal to 0.50% per annum of the Outstanding principal amount of the Notes for each day during the 180-day period beginning on, and including, the day on which the Event of Default occurs during which such Event of Default is continuing (and neither waived nor cured). If the Issuer so elects, such Supplemental Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 181st day), the Notes will be subject to acceleration pursuant to this Section 7.01. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Issuer does not elect to pay the Supplemental Interest following an Event of Default in accordance with this paragraph or the Issuer elected to make such payment but does not pay the Supplemental Interest when due, the Notes will be immediately subject to acceleration as provided for in this Section 7.01.

     In order to elect to pay the Supplemental Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Issuer must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Issuer’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided for in this Section 7.01.

     Section 7.02 Payments of Notes on Default; Suit Therefor. The Issuer and the Guarantor covenant that in the case of an Event of Default pursuant to Section 7.01(a) or 7.01(b), upon demand of the Trustee, the Issuer and the Guarantor will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 8.06. Until such demand by the Trustee, the Issuer may pay the principal of and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

     In case the Issuer or the Guarantor shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, the Guarantor or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer, the Guarantor or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to ZAIS Financial Corp., the Issuer or any other obligor on the Notes or the property of ZAIS Financial Corp., the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4)) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of principal (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 8.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts owed to the Trustee or any predecessor Trustee under Section 8.06, be for the ratable benefit of the Holders of the Notes.

     Section 7.03 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 or, after an Event of Default, any money or other property distributable in respect of the Issuer’s obligations under this Indenture shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

     FIRST: to the Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 8.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon exchange of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

     THIRD: the balance, if any, to the Issuer or to such other party as a court of competent jurisdiction directs.

     The Trustee may fix a record date and payment date for any such payment to Holders. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Issuer shall deliver to each Holder and the Trustee a written notice, which notice shall state such record date, such payment date and the amount of such payment.

     Section 7.04 Proceedings by Noteholders. Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price for, its Notes, on or after the respective due date, and to exchange its Notes and receive payment or delivery of the consideration due with respect to such Notes in accordance with Article 15 hereof, or to bring suit for the enforcement of any such payment or exchange rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements below.

     Subject to the provisions of this Section 7.04 above, no Holder may pursue a remedy with respect to this Indenture or the Notes unless: (a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing; (b) the Holders of at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default; (c) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request; (d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity; and (e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

     Section 7.05 Proceedings by Trustee. If an Event of Default specified under Section 7.01(a), (b) or (c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, interest on, Fundamental Change Purchase Price for, and the shares of Common Stock due upon the exchange of, the Notes, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 8.06.

     Section 7.06 Remedies Cumulative and Continuing. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 7.07 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense (including the reasonable fees of its attorneys and agents) to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

     The Holders of a majority in principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes) all past Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from nonpayment of principal or interest, a failure to deliver consideration due upon exchange or any other provisions that requires the consent of each affected Holder to amend) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Notes that have become due solely by such declaration of acceleration have been cured or waived.

     Section 7.08 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4), or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 15.

ARTICLE 8
THE TRUSTEE

     Section 8.01 Notice of Defaults. Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless a Responsible Officer of the Trustee shall have actual knowledge that such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4) or interest on any Note or a Default with respect to the Issuer’s obligation to deliver, upon exchange, shares of Common Stock and cash, if applicable, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes.

     Section 8.02 Certain Rights of Trustee. Subject to the provisions of Section 8.12:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Issuer Request, Issuer Order, written request or order of the Issuer, certificate, statement, calculations, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request, Issuer Order, or written request or order of the Issuer (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Sections 2.01 and 2.04 which shall be sufficiently evidenced as provided therein) and any resolution or determination of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, require and rely upon an Officers’ Certificate;

          (d) before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities, including the reasonable fees and expenses of its agents and attorneys, which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate, Issuer Request, Issuer Order, written request or order of the Issuer, certificate, statement, calculations, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, coupon or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (i) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

          (j) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

          (k) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct;

          (l) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default or other default unless written notice of such default, Default or Event of Default from the Issuer or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

          (m) the Trustee shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Trustee is delayed in performing, unable to perform or breaches such obligation arising out of or caused, directly or indirectly, by circumstances reasonably beyond its control, including, without limitation, acts of God, war, terrorism, fire, floods, strikes, work stoppages, accidents, civil or military disturbances or natural catastrophes, electrical outages, equipment or transmission failures, it being understood that the Trustee shall use commercially reasonable efforts consistent with accepted practices for corporate trustees to maintain performance without delay or resume performance as soon as reasonably practicable under the circumstances; and

          (n) the Trustee shall perform only such duties as are expressly undertaken by it to perform under this Indenture.

     The Issuer shall provide any information reasonably requested by the Trustee, the Exchange Agent, or any Paying Agent in order to comply with any applicable tax reporting requirements relating to the Notes.

     All of the benefits, protections, privileges, immunities, indemnities, and rights under this Indenture that apply to the Trustee, including, without limitation, its right to be indemnified, also apply to U.S. Bank National Association, in its individual capacity and in its respective other capacities hereunder (including, without limitation, as Note Registrar, Paying Agent, Exchange Agent, and Custodian).

     The Trustee may request that the Issuer and ZAIS Financial Corp. deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

     Section 8.03 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of the Common Stock, the Offering Memorandum, or the Registration Rights Agreement except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any authenticating agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

     Section 8.04 May Hold Notes and Common Stock. The Trustee, any Paying Agent, Exchange Agent, Note Registrar, the Custodian, authenticating agent or any other agent of the Issuer and their Affiliates, in its individual or any other capacity, may become the owner or pledgee of Notes or Common Stock and may otherwise deal with the Issuer and ZAIS Financial Corp. with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent, Note Registrar, authenticating agent or such other agent.

     Section 8.05 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer in writing.

     Section 8.06 Compensation and Reimbursement. The Issuer and ZAIS Financial Corp., jointly and severally, agree:

          (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation and as agreed to in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and

          (c) to indemnify each of the Trustee (including its officers, agents, and employees) and any predecessor Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense (including the reasonable fees and disbursements of its attorneys and agents) incurred without gross negligence or willful misconduct on its part, determined to have been caused by the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(i) or 7.01(j), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     As security for the performance of the obligations of the Issuer under this Section 8.06, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4) or interest on any Notes. The provisions of this Section 8.06 shall survive the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture, the payment or exchange of the Notes, and the resignation or removal of the Trustee.

     “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

     Section 8.07 Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuer nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 8.08 Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.09.

          (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Trustee and to the Issuer.

          (d) If at any time:

          (i) the Trustee shall cease to be eligible under Section 8.07 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

          (ii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 8.09 Acceptance of Appointment By Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, and subject to its lien provided for in Section 8.06, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 8.06.

          (b) In case of the appointment hereunder of a successor Trustee, the Issuer, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article 10 hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder to which the appointment of such successor Trustee relates.

          (c) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 8.09, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Section 8.10 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

     Section 8.11 Appointment of Authenticating Agent. At any time when any of the Notes remain outstanding, the Trustee may appoint an authenticating agent or agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial repayment thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities. If such authenticating agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section 8.11.

     Any Person into which an authenticating agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an authenticating agent, shall continue to be an authenticating agent, provided such Person shall be otherwise eligible under this Section 8.11, without the execution or filing of any paper or further act on the part of the Trustee or the authenticating agent.

     An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Notes by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent herein. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Issuer agrees to pay to each authenticating agent from time to time a reasonable compensation including reimbursement of its reasonable expenses for its services under this Section 8.11.

     If an appointment is made pursuant to this Section 8.11, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

     This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

Dated:	By:
as Authenticating Agent

Dated:	By:
Authorized Signatory

     Section 8.12 Certain Duties and Responsibilities of the Trustee.

          (a) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically to be performed by it as set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof and need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this subsection (c) shall not be construed to limit the effect of subsections (a) or (d) of this Section 8.12;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.12.

ARTICLE 9
THE NOTEHOLDERS

     Section 9.01 Action by Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that, at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Noteholders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Noteholders of record at the Close of Business on such record date shall be deemed to be Noteholders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     Section 9.02 Proof of Execution by Noteholders. Subject to the provisions of Sections 8.02 and 8.12, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

     Section 9.03 Absolute Owners. The Issuer, the Trustee, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4) and interest on such Note, for exchange of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

     Section 9.04 Issuer-owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture or whether a quorum is present for a meeting of Noteholders, Notes that are owned by the Issuer or any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded, and provided further that, in each case, without limitation, votes on or consents to any matter obtained in connection with a repurchase of, or tender or exchange offer for, Notes shall be included for purposes of determining whether such matter has been approved, and any such Notes so acquired shall also be deemed to be outstanding for such purposes. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.12, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

     Section 9.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10
SUPPLEMENTAL INDENTURES

     Section 10.01 Supplemental Indentures Without Consent of Noteholders. The Issuer, ZAIS Financial Corp. and the Trustee may, from time to time, and at any time amend or supplement this Indenture or the Notes without the consent of any Holder for any of the following purposes:

     (a) to conform the terms of this Indenture or the Notes to the description thereof in the Offering Memorandum;

     (b) to evidence the succession by a successor to the Issuer as obligor or ZAIS Financial Corp. (as Guarantor or otherwise) and to provide for the assumption by such successor of the Issuer’s or ZAIS Financial Corp.’s obligations under this Indenture;

          (c) to add guarantees with respect to the Notes;

          (d) to secure the Notes;

          (e) to issue Additional Notes pursuant to Section 2.01;

     (f) to add to the Issuer’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Issuer by the Indenture;

     (g) to cure any ambiguity, defect or inconsistency in this Indenture or the Notes, including to eliminate any conflict with the Trust Indenture Act, to the extent applicable;

     (h) to make any other change that does not adversely affect the rights of any Holder in any material respect;

          (i) to provide for a successor Trustee;

          (j) to comply with the applicable procedures of the Depositary; or

     (k) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, to the extent applicable.

     Upon an Issuer Request authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and ZAIS Financial Corp. in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer, ZAIS Financial Corp. and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

     Section 10.02 Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, ZAIS Financial Corp., the Issuer and the Trustee may, from time to time and at any time, amend or supplement this Indenture or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

          (a) reduce the percentage in aggregate principal amount of Notes Outstanding necessary to waive any past Default or Event of Default;

          (b) reduce the rate of interest on any Note or change the time for payment of interest on any Note;

          (c) reduce the principal of any Note or change the Maturity Date;

          (d) change the place or currency of payment on any Note;

          (e) make any change that impairs or adversely affects the exchange rights of any Notes;

          (f) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Issuer’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

          (g) impair the right of any Holder of Notes to receive payment of principal of, and interest, if any, on, its Notes, or the right to receive shares of Common Stock due upon exchange of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

          (h) modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Notes; or

          (i) make any change in the provisions of this Section 10.02 that requires each Holder’s consent or in the waiver provisions in Section 7.07 of this Indenture if such change is adverse to the rights of Holders of the Notes.

     Upon an Issuer Request authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and ZAIS Financial Corp. in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for Noteholders to approve the particular form of any proposed supplemental indenture. It will be sufficient if such Noteholders approve the substance of the proposed supplemental indenture. After a supplemental indenture becomes effective, the Issuer is required to mail to the Noteholders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Noteholders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

     Section 10.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 8.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 10, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is otherwise authorized or permitted by this Indenture.

     Section 10.06 Notice of Supplemental Indentures. After any supplemental indenture under this Article 10 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such supplemental indenture; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental indenture.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 11.01 Issuer and Guarantor May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any amalgamation or consolidation or merger of the Issuer or the Guarantor with or into any other Person or Persons (whether or not affiliated with the Issuer or the Guarantor), or successive amalgamations, consolidations or mergers in which either the Issuer or the Guarantor will be the continuing entity or the Issuer or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any transfer, lease or conveyance, of the properties and assets of the Issuer or the Guarantor substantially as an entirety to any other Person (whether or not affiliated with the Issuer or the Guarantor), so long as the following conditions are met:

          (a) the Issuer or the Guarantor, as the case may be, shall be the continuing entity, or the resulting, surviving or transferee Person (if other than the Issuer or the Guarantor, as the case may be), is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if other than the Issuer or the Guarantor, as the case may be) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, (i) in the case of the Issuer, payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all Issuer’s obligations under the Notes and this Indenture or (ii) in the case of the Guarantor, all of the obligations of the Guarantor under the Notes and this Indenture;

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (c) either the Issuer or Guarantor or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, transfer, lease or conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11.

     Section 11.02 Issuer or Guarantor Successor to Be Substituted. Upon any amalgamation or consolidation by the Issuer or the Guarantor with or merger of the Issuer or the Guarantor into any other Person or any transfer, lease or conveyance of all or substantially all of the properties and assets of the Issuer or the Guarantor to any Person in accordance with Section 11.01, the successor Person formed by such amalgamation or consolidation or into which the Issuer or the Guarantor is merged or to which such transfer, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be released, in the case of the Issuer, from all obligations and covenants under this Indenture and the Notes, and in the case of the Guarantor, from all of the obligations of the Guarantor under its Guarantee of the Notes.

     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 12
SATISFACTION AND DISCHARGE OF INDENTURE

     Section 12.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of exchange or registration of transfer or exchange of the Notes herein expressly provided for and except as provided below), and the Trustee, upon Issuer Order and demand of and at the expense of the Issuer, shall execute instruments satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture when:

          (a) either

          (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 12.04, and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 12.04) have been delivered to the Trustee for cancellation; or

          (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether at Stated Maturity, or any Fundamental Change Purchase Date, or upon exchange (following the determination of the Common Stock and cash, if any, due upon exchange as determined pursuant to Article 15), and the Issuer or, if applicable, the Guarantor has irrevocably (except as provided in the second proviso to Section 12.05) deposited or caused to be deposited with the Trustee, a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of this Indenture) in an amount sufficient without reinvestment, as confirmed by a letter from a nationally recognized firm of independent public accountants (which shall not be subject to the requirements of Section 17.06), to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity, as the case may be;

          (b) the Issuer or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer and the Guarantor; and

          (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee and any predecessor Trustee under Section 8.06 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 2.05, 2.06, 2.07 and 4.02 and Article 15 and this Article 12 shall survive until the Notes have been paid in full.

     Section 12.02 Application of Trust Funds. All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law. All moneys deposited with the Trustee (and held by it or any Paying Agent) for the payment of Notes subsequently exchanged shall be returned to the Issuer upon request.

     Section 12.03 Paying Agent to Repay Monies Held. Subject to the provisions of Section 12.04 the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money deposited with it pursuant to Section 12.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4) and interest on the Notes.

     Section 12.04 Return of Unclaimed Monies. The Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

     Section 12.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 12 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Notes; provided, however, that if the Issuer makes any payment of principal of or interest on any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money so held by the Trustee or Paying Agent in trust; provided, further, that, if the Issuer’s obligations are revived and reinstated as herein provided, the Trustee or Paying Agent shall discharge from trust and pay to the Issuer all funds (together with the earnings thereon, if any) previously deposited therewith pursuant to Section 12.02 and thereupon the Issuer, the Trustee, any Paying Agent and the Holders of the Notes shall be restored severally and respectively to their former positions hereunder as if no satisfaction and discharge had been effected.

ARTICLE 13
GUARANTEE

     Section 13.01 Guarantee.

          (a) The Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee: (i) the due and punctual payment of the principal of and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, repurchase or otherwise, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms of such Note and of this Indenture and (ii) in the case of any extension of time of payment or renewal of such Note or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Stated Maturity or by acceleration, repurchase or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in clause (b) of this Section 13.01.

          (b) The Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by the Guarantor not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

          (c) The Guarantor hereby agrees that its obligations hereunder shall be absolute, unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Issuer or any guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Notes or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such release, amendment, waiver or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Note, or increase the interest rate thereon, or alter the Stated Maturity thereof. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Issuer or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in such Guarantee. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          (d) The Guarantor shall be subrogated to all rights of the Holders of the Notes upon which its Guarantee is endorsed against the Issuer in respect of any amounts paid by the Guarantor on account of such Note pursuant to the provisions of its Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all payment and delivery obligation with respect to each Notes issued hereunder shall have been satisfied in full.

          (e) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     Section 13.02 Execution and Delivery of Guarantees.

     The Guarantee to be endorsed on the Notes shall include the terms of the Guarantee set forth in Section 13.01 and any other terms that may be set forth in the form established pursuant to Section 2.02. The Guarantor hereby agrees to execute its Guarantee, in a form established pursuant to Section 2.02, to be endorsed on each Note authenticated and delivered by the Trustee.

     The Guarantee shall be signed in the name and on behalf of the Guarantor by the manual or facsimile signature of an Officer of the Guarantor.

     In case any Officer who shall have signed a Guarantee shall cease to be such Officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Guarantee nevertheless shall bind the Guarantor, and a Guarantee may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Guarantee, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor and shall bind the Guarantor notwithstanding the fact that the Guarantee may not bear the signature of the Guarantor. The Guarantor hereby agrees that its Guarantee set forth in Section 13.01 and in the form of Guarantee established pursuant to Section 2.02 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Note.

     Section 13.03 Release of the Guarantor.

     The Guarantee will remain in effect with respect to the Guarantor until (i) the entire principal of and interest on the Notes to which the Guarantee relates shall have been paid in full or otherwise discharged in accordance with the provisions of such Notes and this Indenture and (ii) all amounts owing to the Trustee hereunder have been paid or the Guarantor has been released from its obligations pursuant to Section 11.02; provided, however, that if the Notes are satisfied and discharged pursuant to Section 12.01, then upon delivery by the Issuer of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for relating to the release of the Guarantor from its obligations under its Guarantee and this Article 13 have been complied with, the Guarantor shall be released and discharged of its obligations under its Guarantee and under this Article 13 without any action on the part of the Trustee or any Holder, and the Trustee shall execute any documents reasonably required in order to acknowledge the release of the Guarantor from its obligations under its Guarantee endorsed on the Notes of a series and under this Article 13.

ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, PARTNERS, ADVISORS, OFFICERS,
DIRECTORS AND OTHERS

     Section 14.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4) or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or ZAIS Financial Corp. in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against ZAIS REIT Management, LLC or ZAIS Group, LLC, any incorporator, stockholder, partner, member, manager, advisor, employee, agent, officer, director or Subsidiary, as such, past, present or future, of ZAIS Financial Corp., the Issuer, ZAIS REIT Management, LLC or ZAIS Group, LLC or any of their Subsidiaries or of any successor thereto, either directly or through ZAIS Financial Corp., the Issuer, ZAIS REIT Management, LLC or ZAIS Group, LLC or any of their Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 15
EXCHANGE OF NOTES

     Section 15.01 Right to Exchange. (a) Upon compliance with the provisions of this Indenture, at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Maturity Date, the Holder of any Notes not previously repurchased shall have the right, at such Holder’s option, to exchange its Notes, or any portion thereof which is a multiple of $1,000, into Common Stock, as provided in Section 15.10, by surrender of such Notes so to be exchanged in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article 15.

          (b) Notwithstanding any other provision of the Notes or this Indenture, no Holder of Notes will be entitled to receive Common Stock following exchange of such Notes to the extent that receipt of such Common Stock would cause such Holder to exceed the ownership limits contained in ZAIS Financial Corp.’s charter, which prohibit any stockholder from beneficially or constructively owning (applying certain attribution rules under the Internal Revenue Code) more than 9.8% (by value or number, whichever is more restrictive) of the shares of Common Stock or of ZAIS Financial Corp.’s Capital Stock outstanding at such time unless the Board of Directors waives the ownership limit or establishes a different limit on ownership. Any attempted exchange of Notes that would result in the issuance of shares Common Stock in excess of such ownership limits in the absence of such a waiver of modification shall be void to the extent of the number of shares of Common Stock that would cause such violation, and the related Notes or portion thereof shall be returned to the Holder as promptly as practical.

          (c) A Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s right to require the Issuer to purchase such Note pursuant to Section 4.01 may be exchanged only if such Fundamental Change Purchase Notice is properly withdrawn in accordance with, and within the time periods set forth in, Section 4.03.

          (d) A Holder of Notes is not entitled to any rights of a Holder of Common Stock until such time as such Holder is entitled to receive shares of Common Stock pursuant to this Article 15.

     Section 15.02 Exercise of Exchange Right; No Adjustment for Interest or Dividends. In order to exercise the exchange right with respect to any Note in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan or, at the option of such Holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Exchange Notice” on the reverse thereof, duly completed and signed manually or by facsimile, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 15.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock that shall be issuable on such exchange shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.06.

     To exchange Notes held in book-entry form, a Holder must exchange by book-entry transfer to the Exchange Agent through the facilities of DTC and, if required, pay all taxes and duties, if any, and, if required, pay all funds equal to interest payable on the next interest payment date to which the Holder is not entitled. The Exchange Notice for Notes held in book-entry form must comply with all applicable DTC procedures.

     To exchange the Notes that are in certificated form, a Holder must (a) complete and manually sign the Exchange Notice on the reverse of the Note (or complete and manually sign a facsimile of such notice), (b) deliver such Exchange Notice, which is irrevocable, and the Notes to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, (d) pay any transfer or similar tax, if required and (e) pay funds equal to the interest payable on the next interest payment date to which the Holder is not entitled, if required.

     The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

     Whether the Notes to be exchanged are held in book-entry or certificated form, the Exchange Notice will require the Holder to certify that it is a QIB.

     If the Issuer is required to deliver shares of Common Stock (upon settlement in accordance with Sections 15.10 and 15.11, if applicable, on the third Business Day immediately following the Exchange Date), after satisfaction of the requirements for exchange set forth above, subject to compliance with any restrictions on transfer if shares issuable on exchange are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so exchanged), and in accordance with the time periods set forth in this Article 15, the Issuer shall deliver to such Noteholder at the office or agency maintained by the Issuer for such purpose pursuant to Section 5.02, (i) a certificate or certificates for the number of full shares of Common Stock (if any) deliverable upon the exchange of such Note or portion thereof as determined by the Issuer in accordance with the provisions of Sections 15.10 and 15.11 and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such exchange, calculated by the Issuer as provided in Section 15.03. A certificate or certificates for the number of full shares of Common Stock into which the Notes are exchanged (and cash in lieu of fractional shares) will be delivered to an exchanging Holder after satisfaction of the requirements for exchange set forth above, in accordance with this Section 15.02 and Sections 15.10 and, if applicable, 15.11.

     Each exchange shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Note (or portion thereof) (the “Exchange Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder of record of the shares represented thereby for all purposes at the Close of Business on the Exchange Date.

     Any Note or portion thereof surrendered for exchange during the period from the Close of Business on the Record Date for any interest payment date to the Open of Business on the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided that no such payment need be made (1) if a Holder exchanges its Notes in connection with a Fundamental Change and the Issuer has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the Business Day immediately succeeding the corresponding interest payment date, (2) with respect to any exchange on or following the Record Date immediately preceding the Maturity Date, or (3) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of exchange with respect to such Note. Except as otherwise provided above in this Article 15, no payment or other adjustment shall be made for interest accrued on any Note exchanged or for dividends on any shares issued upon the exchange of such Note as provided in this Article 15. Notwithstanding the foregoing, in the case of Notes submitted for exchange in connection with a Fundamental Change, such Notes shall continue to represent the right to receive the Additional Shares, if any, payable pursuant to Section 15.11, until such Additional Shares are so paid.

     Upon the exchange of an interest in a Global Note, the Trustee (or other Exchange Agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other Exchange Agent appointed by the Issuer), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

     Upon the exchange of a Note, the accrued but unpaid interest attributable to the period from the issue date of the Note to the Exchange Date, with respect to the exchanged Note, shall not be deemed canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of shares of Common Stock (together with the cash payment, if any) in exchange for the Note being exchanged pursuant to the provisions hereof.

     In case any Note of a denomination greater than $1,000 shall be surrendered for partial exchange, and subject to Section 2.04, the Issuer shall execute and upon receipt of such new Note or Notes the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note.

     Section 15.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Notes. If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the exchange of any Note or Notes, the Issuer shall make a payment therefor in cash to the Holder of Notes equal to the product of (i) such fraction of a share and (ii) the Last Reported Sale Price of the Common Stock on the relevant Exchange Date (or, if the Exchange Date is not a Trading Day, the next following Trading Day).

     Section 15.04 Exchange Rate. The initial Exchange Rate for the Notes is 52.5417 shares of Common Stock per each $1,000 principal amount of the Notes, subject to adjustment as provided in Sections 15.05 and 15.11 (herein called the “Exchange Rate”).

     Section 15.05 Adjustment of Exchange Rate. The Exchange Rate will be adjusted as described in this Section 15.05, except that the Issuer shall not make any adjustment to the Exchange Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

          (a) If ZAIS Financial Corp. exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if ZAIS Financial Corp. effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	x	OS1
OS0

     where,

ER0 = the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

ER1 = the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

     Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

          (b) If ZAIS Financial Corp. issues to all or substantially all holders of the Common Stock any rights, warrants or options entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	OS0 + X
OS0 + Y

     where

ER0 = the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1 = the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or options divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

     Any increase made under this paragraph (b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered upon the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

     For purposes of this paragraph (b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by ZAIS Financial Corp. for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) If ZAIS Financial Corp. distributes shares of its Capital Stock, evidences of its indebtedness, its other assets or property, or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

          (A) dividends, distributions, rights, warrants or options as to which an adjustment was effected pursuant to paragraph (a) or (b) above;

          (B) dividends or distributions paid exclusively in cash; and

          (C) Spin-Offs described below in this paragraph (c),

then the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	SP0
SP0 - FMV

     where

ER0 = the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1 = the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors) of the shares of ZAIS Financial Corp.’s Capital Stock, evidences of its indebtedness, its other assets or property, or rights, options or warrants to acquire its Capital Stock or other securities distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

provided that if “FMV” with respect to any distribution of shares of ZAIS Financial Corp.’s Capital Stock, evidences of its indebtedness, its other assets or property, or rights, options or warrants to acquire its Capital Stock or other securities is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of ZAIS Financial Corp.’s Capital Stock, evidences of its indebtedness, its other assets or property, or rights, options or warrants to acquire its Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the record date for the distribution.

     Any increase made under the portion of this paragraph (c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

     With respect to an adjustment pursuant to this paragraph (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to ZAIS Financial Corp.’s Subsidiary or other business unit, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	FMV0 + MP0
MP0

     where

ER0 = the Exchange Rate in effect immediately prior to the end of the Valuation Period;

ER1 = the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the record date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

     An adjustment to the Exchange Rate under the preceding paragraph of this paragraph (c) will be made immediately after the Open of Business on the day after the last day of the Valuation Period, provided that in respect of any exchange during the Valuation Period, references with respect to 10 Trading Days in the portion of this paragraph (c) relating to Spin-Offs shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Exchange Date in determining the applicable Exchange Rate. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of the Averaging Period in respect of an exchange of Notes, references to 10 Trading Days in the portion of this paragraph (c) relating to “Spin-Offs” will be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Averaging Period.

     For purposes of the second adjustment set forth in this Section 15.05(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

     Subject to the provisions of this Section 15.05 concerning a rights plan below, for the purposes of this Section 15.05(c), rights, options or warrants distributed by ZAIS Financial Corp. to all holders of the Common Stock entitling them to subscribe for or purchase shares of ZAIS Financial Corp.’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.05(c), (and no adjustment to the Exchange Rate under this Section 15.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 15.05(c). If any such right, option or warrant, distributed prior to the issue date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 15.05(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

     For purposes of Section 15.05(a) hereof, Section 15.05(b) hereof and this Section 15.05(c), if any dividend or distribution to which this Section 15.05(c) applies includes one or both of:

          (i) a dividend or distribution of shares of Common Stock to which Section 15.05(a) hereof also applies (the “Clause A Distribution”); or

          (ii) a dividend or distribution of rights, options or warrants to which Section 15.05(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 15.05(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 15.05(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 15.05(b) hereof with respect thereto shall then be made, except that, if determined by the Issuer, (A) the “record date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such record date” within the meaning of Section 15.05(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Issuer, (A) the “record date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such record date or such effective date” within the meaning of Section 15.05(a) hereof.

          (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (the “DTA”) for such quarter, the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	x	SP0 -DTA
SP0 – C

     where

ER0 = the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1 = the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the Daily VWAP of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA = the dividend threshold amount, which shall initially be $0.50 per quarter; and

C = the amount in cash per share that ZAIS Financial Corp. distributes to holders of the Common Stock in any dividend.

     The DTA is subject to adjustment on an inversely proportional basis whenever the Exchange Rate is adjusted other than adjustments made pursuant to this paragraph (d). If an adjustment is required to be made as set forth in this paragraph (d) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

     If C is equal to or greater than SP0 , in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the record date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

          (e) If ZAIS Financial Corp. or any of its Subsidiaries (including the Issuer) makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	AC + (SP1 x OS1)
OS0 x SP1

     where

ER0 = the Exchange Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Offer Expiration Date”);

ER1 = the Exchange Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Offer Expiration Date.

     The adjustment to the applicable Exchange Rate under the preceding paragraph of this Section 15.05(e) will occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Offer Expiration Date; provided that in respect of any exchange within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Offer Expiration Date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Offer Expiration Date of such tender or exchange offer and the Exchange Date in determining the applicable Exchange Rate. In addition, if the Trading Day next succeeding the Offer Expiration Date is after the 10th Trading Day immediately preceding, and including, the end of the Averaging Period in respect of an exchange of Notes, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last Trading Day of such Averaging Period.

     If ZAIS Financial Corp. has in effect a rights plan while any Notes remain outstanding, Holders of Notes will receive, upon exchange of Notes, in addition to any shares of Common Stock otherwise received in connection with such exchange, the rights under the rights plan unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if ZAIS Financial Corp. distributed to all holders of the Common Stock, shares of ZAIS Financial Corp.’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants pursuant to paragraph (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights

          (f) In addition to the adjustments pursuant to paragraphs (a) through (e) above, the Issuer may, to the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange or market on which the Common Stock is then listed, increase the Exchange Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in best interests of the Issuer or ZAIS Financial Corp. The Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

     Adjustments to the applicable Exchange Rate will be calculated to the nearest 1/10,000th of a share.

     Except as stated in this Section 15.05, the Issuer shall not adjust the Exchange Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Section 15.05(a) through (e) would result in a decrease in the Exchange Rate, except to the extent of any readjustment to the Exchange Rate, no adjustment to the Exchange Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

     Notwithstanding this Section 15.05, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Noteholder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of the Common Stock as of the related Exchange Date based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions of this Section 15.05, the Exchange Rate adjustment relating to such Ex-Dividend Date will not be made for such exchanging Noteholder. Instead, such Noteholder will be treated as if such Noteholder were the record owner of the shares of the Common Stock on an unadjusted basis and will participate in the related dividend, distribution or other event giving rise to such adjustment.

     Notwithstanding anything to the contrary contained herein, and in addition to the other events set forth herein on account of which no adjustment to the Exchange Rate shall be made, the applicable Exchange Rate shall not be adjusted for:

          (i) on account of stock repurchases that are not tender offers referred to in Section 15.05(e) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors, or otherwise;

          (ii) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on ZAIS Financial Corp.’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

          (iii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by ZAIS Financial Corp. or any of its Subsidiaries, including pursuant to ZAIS Financial Corp.’s 2012 equity incentive plan;

          (iv) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (iii) and outstanding as of the date the Notes were first issued;

          (v) for a change in the par value of the Common Stock;

          (vi) for accrued and unpaid interest, if any; or

          (vii) for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

     Whenever the Exchange Rate is adjusted as herein provided, ZAIS Financial Corp. or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, ZAIS Financial Corp. or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Notes within 20 Business Days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of ZAIS Financial Corp. so long as ZAIS Financial Corp. does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of ZAIS Financial Corp., but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     In addition the adjustments to the applicable Exchange Rate as set forth in this Article 15, the Issuer shall increase the Exchange Rate by 3% for each $1,000 principal amount of Notes exchanged at a time when a Registration Default has occurred and is continuing as set forth in the Registration Rights Agreement.

     (g) If any of the following events occur, namely (i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 15.05(a) above), (ii) any consolidation, merger or combination involving ZAIS Financial Corp., (iii) any sale, lease or other transfer to a third party of the consolidated assets of ZAIS Financial Corp. and its Subsidiaries substantially as an entirety; or (iv) any statutory share exchange, and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount of kind of Reference Property that a holder of one share of Common Stock (x) is entitled to receive in the applicable Merger Event or (y) if as a result of the applicable Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-share of Common Stock weighted average of the types and amounts of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes into a number of shares of the Common Stock equal to the applicable Exchange Rate will, without the consent of the Holders, be changed into a right to exchange each $1,000 principal amount of Notes based on a number of Units of Reference Property equal to the applicable Exchange Rate and, prior to or at the effective time of such Merger Event, ZAIS Financial Corp. or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to exchange each $1,000 principal amount of Notes.

     If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) as contemplated by the preceding paragraph such that a Unit of Reference Property is comprised of the per-share of Common Stock weighted average of the types and amounts of consideration received by the holders of the Common Stock in the Merger Event that affirmatively make such an election, the Issuer shall notify Holders of the weighted average as soon as practicable after such determination is made.

     ZAIS Financial Corp. shall not become a party to any Merger Event unless its terms are consistent with this Section 15.05(g). Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 15 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person.

     Section 15.06 Taxes on Shares Issued. The issue of stock certificates, if any, on exchange of Notes shall be made without charge to the exchanging Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     Section 15.07 Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. ZAIS Financial Corp. shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exchange of the Notes as required by this Indenture from time to time as such Notes are presented for exchange.

     ZAIS Financial Corp. covenants that all shares of Common Stock which may be issued upon exchange of Notes will upon issue be fully paid and non-assessable by ZAIS Financial Corp. and free from all taxes, liens and charges with respect to the issue thereof.

     ZAIS Financial Corp. covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, ZAIS Financial Corp. shall, as expeditiously as possible, secure such registration or approval, as the case may be.

     ZAIS Financial Corp. further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national or regional securities exchange or automated quotation system, ZAIS Financial Corp. shall, if permitted by the rules of such exchange or automated quotation system, to list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon exchange of the Notes; provided that if the rules of such exchange or automated quotation system permit ZAIS Financial Corp. to defer the listing of such Common Stock until the first exchange of the Notes in accordance with the provisions of this Indenture, ZAIS Financial Corp. covenants to list such Common Stock issuable upon exchange of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

     Section 15.08 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to determine the applicable Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer or ZAIS Financial Corp. to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer or ZAIS Financial Corp. contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.05 relating either to the kind or amount of shares of Capital Stock or other securities or other assets or property (including cash) receivable by Noteholders upon the exchange of their Notes after any such event referred to in Section 15.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.12, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate and Opinion of Counsel (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 15.09 Notice to Holders Prior to Certain Actions. In case:

          (a) ZAIS Financial Corp. shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 15.05; or

          (b) ZAIS Financial Corp. shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Issuer or ZAIS Financial Corp. is a party and for which approval of any stockholders of ZAIS Financial Corp. is required, or of the sale or transfer of all or substantially all of the assets of ZAIS Financial Corp.; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of ZAIS Financial Corp.;

the Issuer shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y)(i) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up and (ii) whether ZAIS Financial Corp. has determined that it is not a “domestically controlled investment entity” as defined in Section 897 of the Internal Revenue Code and, therefore, will withhold under Section 1445 of the Internal Revenue Code unless the non-U.S. Noteholder would not be treated as having owned (under all applicable rules for direct, indirect, and constructive ownership) more than five percent of the fair market value of the Common Stock during the applicable testing period; provided, however, no notice is required to be provided pursuant to this Section 15.09 in respect of the declaration of any dividend pursuant to Section 15.09(a) until ZAIS Financial Corp. has publicly announced such declaration of a dividend and, upon such time that ZAIS Financial Corp. has publicly announced such declaration of a dividend, ZAIS Financial Corp. shall provide the notice and other applicable information required by this Section 15.09 in accordance with this Section 15.09. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 15.10 Settlement upon Exchange. (a) Except as described in Section 15.10(e), upon exchange of any Notes, subject to Sections 15.01, 15.02 and this Section 15.10, the Issuer shall satisfy its obligation upon exchange (the “Exchange Obligation”) by delivery of the shares (and, if applicable, payment of the cash) described under Section 15.10(b) below.

          (b) Upon exchange of Notes, the Issuer shall deliver, in respect of each $1,000 principal amount of Notes tendered for exchange in accordance with their terms:

          (i) equal to (1) (i) the aggregate principal amount of Notes to be exchanged divided by (ii) $1,000, multiplied by (2) the applicable Exchange Rate on the date the exchanging Holder becomes a record owner of the Common Stock; and

          (ii) an amount in cash in lieu of any fractional shares of Common Stock as provided in Section 15.03.

          (c) Delivery of the shares of Common Stock (and, if applicable, payment of the cash) pursuant to Section 15.10(b) shall be made by the Issuer on the third Business Day immediately following the Exchange Date to the holder of a Note surrendered for exchange, or such holder’s nominee or nominees, and the Issuer shall deliver to the Exchange Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such holder shall be entitled as part of such Exchange Obligation.

          (d) Upon exchange of Notes, the Holder must deliver to the Issuer cash equal to the amount the Issuer is required to deduct or withhold under applicable law in connection with such exchange; provided, however, that if the Holder does not deliver such cash, the Issuer may (or may instruct the Exchange Agent to) deduct and withhold from the consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

          (e) Notwithstanding Section 15.10(a) and Section 15.10(b), to the extent the aggregate number of shares of the Common Stock the Issuer would be required to deliver upon any exchange, when taken together with any shares of the Common Stock delivered upon previous exchanges, if any, exceeds the Aggregate Share Cap, the Issuer shall deliver in lieu of such excess shares of the Common Stock cash equal to the sum of the Daily Exchange Values during the Averaging Period. The Issuer shall promptly, and in any event within one Business Day following any Exchange Date, notify any exchanging Holder if such Holder will receive cash in lieu of any shares of the Common Stock otherwise issuable to such Holder upon exchange. ZAIS Financial Corp. may include for vote by its stockholders during its annual meeting to be held in 2014 and endorse in the proxy materials for such meeting the approval, in accordance with New York Stock Exchange listing requirements, of the issuance of shares of the Common Stock upon exchange of the Notes in excess of the Aggregate Share Cap. If ZAIS Financial Corp. has obtained such approval, the Aggregate Share Cap shall cease to apply. The Issuer shall pay any cash in lieu of the shares of the Common Stock otherwise deliverable in excess of the Aggregate Share Cap not later than the second Business Day following the last day of the relevant Averaging Period.

     Section 15.11 Exchange Rate Adjustment After Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, under the circumstances described in this Section 15.11, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”) as specified below; provided that the Additional Shares will only be payable as set forth below. An exchange of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Exchange Notice is received by the Exchange Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change.

          (b) The number of Additional Shares will be determined by reference to the table in paragraph (e) below and is based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

          (c) The Stock Prices set forth in the first row of the table (i.e., the column headers) below shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

          (d) The number of Additional Shares will be adjusted in the same manner and for the same events as the Exchange Rate is adjusted pursuant to Section 15.05.

          (e) The following table sets forth the Stock Price and number of Additional Shares to be added to the applicable Exchange Rate per $1,000 principal amount of Notes:

	ZFC Common Stock Price
Effective Date	$16.55	$17.00	$17.50	$18.00	$18.50	$19.00	$20.00	$21.00	$22.00	$23.00	$24.00
November 25, 2013	7.8812	6.7749	5.6728	4.6941	3.8284	3.0688	1.8361	0.9577	0.4023	0.1108	0.0000
November 15, 2014	7.8812	7.1289	5.9654	4.9374	4.0346	3.2477	1.9858	1.0892	0.5039	0.1702	0.0151
November 15, 2015	7.8812	6.8434	5.5850	4.4841	3.5324	2.7207	1.4798	0.6838	0.2404	0.0395	0.0000
November 15, 2016	7.8812	6.2818	4.6012	3.0139	1.5124	0.0899	0.0000	0.0000	0.0000	0.0000	0.0000

          (f) If the exact Stock Price and Effective Date are not set forth on the table above, then:

          (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

          (ii) if the Stock Price is in excess of $24.00 per share of Common Stock (the “Make Whole Cap”) (subject to adjustment as described below) no Additional Shares will be added to the applicable Exchange Rate; and

          (iii) if the Stock Price is less than $16.55 per share of Common Stock (the “Make Whole Floor”) (subject to adjustment as described below) no Additional Shares will be added to the applicable Exchange Rate.

     The Make Whole Cap and Make Whole Floor shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted pursuant to Section 15.05. The adjusted Make Whole Cap or Make Whole Floor, as the case may be, shall equal the Make Whole Cap or Make Whole Floor, as the case may be, applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

          (g) Notwithstanding anything in this Section 15.11 to the contrary, in no event will the total number of shares of Common Stock issuable upon exchange of the Notes exceed 60.4229 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 15.05.

     Section 15.12 Calculations in Respect of Notes. Except as otherwise provided in this Indenture, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Exchange Rate. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Issuer.

     Section 15.13 Adjustment of Prices. Whenever any provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices or any function thereof over a span of multiple days, the Issuer will make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Effective Date, Record Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices or functions thereof are to be calculated.

ARTICLE 16
MEETINGS OF HOLDERS OF NOTES

     Section 16.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 16 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

     Section 16.02 Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 16.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 17.04, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Issuer, pursuant to a Board Resolution, ZAIS Financial Corp., or the Holders of at least 25% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 16.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, ZAIS Financial Corp. or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 16.02.

       Section 16.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and ZAIS Financial Corp. and their respective counsel.

       Section 16.04 Quorum; Action. The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons entitled to vote such specified percentage in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the then outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 16.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

       Except as limited by the proviso to Section 10.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 10.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

       Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 16.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

       Notwithstanding the foregoing provisions of this Section 16.04, if any action is to be taken at a meeting of Holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Notes affected thereby:

              (i) there shall be no minimum quorum requirement for such meeting; and

              (ii) the principal amount of the outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

       Section 16.05 Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.02 and the appointment of any proxy shall be proved in the manner specified in Section 9.01 to certify to the holding of the Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.01 or other proof.

              (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, ZAIS Financial Corp. or by Holders of Notes as provided in Section 16.02(b), in which case the Issuer, ZAIS Financial Corp. or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

              (c) At any meeting each Holder of such Notes or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Notes or proxy.

              (d) Any meeting of Holders of Notes duly called pursuant to Section 16.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

       Section 16.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 16.02 and, if applicable, Section 16.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and ZAIS Financial Corp. and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 17
MISCELLANEOUS PROVISIONS

       Section 17.01 Provisions Binding on Issuer’s and ZAIS Financial Corp.’s Successors. All the covenants, stipulations, promises and agreements by the Issuer or ZAIS Financial Corp. contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

       Section 17.02 Waiver of Jury Trial. EACH OF THE ISSUER, ZAIS FINANCIAL CORP. AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTION CONTEMPLATED HEREBY.

       Section 17.03 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or ZAIS Financial Corp.

       Section 17.04 Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or ZAIS Financial Corp. shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by facsimile transmission addressed as follows:

              To the Issuer:

ZAIS Financial Partners, L.P.
Two Bridge Avenue, Suite 322
Red Bank, New Jersey 07701
Facsimile No.: (732) 978-7507
Attention: Michael Szymanski

              To ZAIS Financial Corp.:

ZAIS Financial Corp.
Two Bridge Avenue, Suite 322
Red Bank, New Jersey 07701
Facsimile No.: (732) 978-7507
Attention: Michael Szymanski

       Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt at the following address:

U.S. Bank National Association, as Trustee
Corporate Trust Services
One Federal Street, Tenth Floor
Boston, MA 02110
Ref: ZAIS Financial Partners, L.P.
Facsimile: (617) 603-6683
E-mail: eric.donaghey@usbank.com

       The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

       Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

       Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or given in the manner provided above, it is duly given, whether or not the addressee receives it.

       The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, PDF, facsimile transmission or other similar electronic methods, regardless of whether such method is unsecured, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer or ZAIS Financial Corp. elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer and ZAIS Financial Corp. agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

       Section 17.05 Governing Law. This Indenture and the Notes will be governed by, and construed in accordance with, the internal laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

       Section 17.06 Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that (i) in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished and (ii) in the case of the initial issuance of the Notes, no opinion need be furnished.

       Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

       Section 17.07 Legal Holidays. In any case where any interest payment date, Fundamental Change Purchase Date, Stated Maturity or maturity date of any Note, or the last date on which a Holder has the right to exchange a Note, shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or any Note other than a provision in such Note which specifically states that such provision shall apply in lieu hereof), payment of interest or principal or exchange of such security need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the interest payment date, Fundamental Change Purchase Date, Stated Maturity or maturity date, or on such last day for exchange, provided that no interest shall accrue on the amount so payable for the period from and after such interest payment date, Fundamental Change Purchase Date, Stated Maturity or maturity date, as the case may be.

       Section 17.08 No Security Interest Created. Nothing in this Indenture or in the Notes (including the Guarantee endorsed thereon), expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its Subsidiaries is located.

       Section 17.09 Benefits of Indenture. Nothing in this Indenture or in the Notes (including the Guarantee endorsed thereon), express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar, any Exchange Agent and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

       Section 17.10 Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

       Section 17.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages of the parties hereto by facsimile or electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and such copies of this Indenture and of signature pages shall be deemed to be their originals for all purposes.

       Section 17.12 Severability. In case any provision in this Indenture or in the Notes (including the Guarantee endorsed thereon) shall be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       Section 17.13 No Stockholder Rights for Noteholders. Noteholders, as such, will not have any rights as stockholders of ZAIS Financial Corp., including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Stock.

       Section 17.14 Trust Indenture Act Controls. Whether or not this Indenture is qualified under the TIA, whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made part of, this Indenture, as if this Indenture were qualified under the TIA.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

ZAIS FINANCIAL PARTNERS, L.P.

By:	ZAIS Financial Corp.
Its: General Partner

	By:	/s/ Michael F. Szymanski
Name: Michael Szymanski
Title: President

ZAIS FINANCIAL CORP.

By:	/s/ Michael F. Szymanski
Name: Michael Szymanski
Title: President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Eric Donaghey
Name: Eric Donaghey
Title: Vice President

EXHIBIT A

[Include only for Global Notes]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Notes]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, ZAIS FINANCIAL CORP. OR A SUBSIDIARY OF THE ISSUER OR OF ZAIS FINANCIAL CORP.; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS NOTE, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ZAIS FINANCIAL PARTNERS, L.P.
8.0% EXCHANGEABLE SENIOR NOTES DUE 2016

No.

CUSIP: 98886L AA4

$

       ZAIS Financial Partners, L.P., a Delaware limited partnership (herein called the “Issuer,” which term includes any successor under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                               ($           ), or such lesser amount as is set forth in the Schedule of Increases or Decreases in Note on the other side of this Note, on November 15, 2016 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 15 and November 15 of each year, commencing May 15, 2014, to Holders of record at the Close of Business on the preceding May 1 or November 1, respectively, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 8.0%, from the May 15 or November 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from November 25, 2013 until payment of said principal sum has been made or duly provided for. Payment of the principal of and interest on the Notes not represented by a Global Note will be made at the Corporate Trust Office or the office maintained for that purpose by the Issuer in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer, payments of interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

       The Issuer promises to pay interest on overdue principal, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate borne by the Notes.

       Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into shares of Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

       This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

ZAIS FINANCIAL PARTNERS, L.P.

By:	ZAIS Financial Corp.
Its: General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

[FORM OF REVERSE SIDE OF NOTE]

ZAIS FINANCIAL PARTNERS, L.P.
8.0% EXCHANGEABLE SENIOR NOTES DUE 2016

       This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 8.0% Exchangeable Senior Notes due 2016 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of November 25, 2013 (herein called the “Indenture”), among the Issuer, ZAIS Financial Corp. and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

       If an Event of Default (other than an Event of Default specified in Section 7.01(i) or 7.01(j) of the Indenture) occurs and is continuing, the principal of and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 7.01(i) or 7.01(j) of the Indenture occurs and is continuing, then the principal of and interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

       The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 10.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive certain past Defaults or Events of Default.

       No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

       Interest on the Notes shall be computed on the basis of a 360-day year of twelve (12) 30-day months.

       The Notes are issuable in fully-registered form, without coupons, in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

       The Notes are not subject to redemption at the option of the Issuer prior to the Maturity Date and do not benefit from any sinking fund.

       Upon the occurrence of a Fundamental Change, Holders shall have the right to require the Issuer to purchase all or a portion of their Notes pursuant to Section 4.01 of the Indenture.

       Subject to and in compliance with the provisions of the Indenture, the Holder hereof shall have the right to exchange each $1,000 principal amount of this Note into shares of Common Stock as provided in Article 15 of the Indenture.

       Notwithstanding Section 15.10(a) and Section 15.10(b) of the Indenture, to the extent the aggregate number of shares of the Common Stock the Issuer would be required to deliver upon any exchange, when taken together with any shares of the Common Stock delivered upon previous exchanges, if any, exceeds the Aggregate Share Cap, the Issuer shall deliver in lieu of such excess shares of the Common Stock cash equal to the sum of the Daily Exchange Values during the Averaging Period. The Issuer shall promptly, and in any event within one Business Day following any Exchange Date, notify any exchanging Holder if such Holder will receive cash in lieu of any shares of the Common Stock otherwise issuable to such Holder upon exchange. ZAIS Financial Corp. may include for vote by its stockholders during its annual meeting to be held in 2014 and endorse in the proxy materials for such meeting the approval, in accordance with New York Stock Exchange listing requirements, of the issuance of shares of the Common Stock upon exchange of the Notes in excess of the Aggregate Share Cap. If ZAIS Financial Corp. has obtained such approval, the Aggregate Share Cap shall cease to apply. The Issuer shall pay any cash in lieu of the shares of the Common Stock otherwise deliverable in excess of the Aggregate Share Cap not later than the second Business Day following the last day of the relevant Averaging Period.

     In the event the Holder surrenders this Note for exchange in connection with certain Fundamental Changes, the Issuer shall increase the applicable Exchange Rate by the Additional Shares if, as and when provided in Section 15.11 of the Indenture.

     No recourse for the payment of the principal of (including the Fundamental Change Purchase Price upon purchase pursuant to Article 4 of the Indenture) or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or Subsidiary, as such, past, present or future, of ZAIS Financial Corp., the Issuer or any of ZAIS Financial Corp.’s Subsidiaries or of any successor thereto, either directly or through ZAIS Financial Corp., the Issuer or any of ZAIS Financial Corp.’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

     In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated November 25, 2013, by and among the Issuer, ZAIS Financial Corp. and Credit Suisse Securities (USA) LLC.

     By its purchase of this Note, the purchaser hereof will be deemed to have represented and agreed as follows: (1) either (A) no portion of the assets used by the purchaser to acquire and hold this Note and any Common Stock received in exchange for this Note constitutes assets of any Benefit Plan Investor or plan subject to Similar Law, or (B) if the purchaser is a Benefit Plan Investor or plan subject to Similar Law, (i) the purchaser believes this Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat this Note, (ii) the purchase and holding of this Note and any Common Stock received in exchange for this Note by the purchaser will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation under any applicable Similar Laws; and (iii) the purchaser has made its own discretionary decision to acquire and hold this Note and/or exchange this Note for Common Stock and is not relying upon the Issuer to make any decision regarding the investment of plan assets; and (2) the purchaser will not transfer this Note to any person or entity, unless such person or entity could itself truthfully make the foregoing representations and covenants.

GUARANTEE

     For value received, ZAIS Financial Corp., a Maryland corporation (the “Guarantor”), hereby absolutely, fully and unconditionally and irrevocably guarantees to the Holder of this Note the payment of principal of and interest on this Note upon which this Guarantee is endorsed in the amounts and at the time when due and payable, whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and the Indenture, including Article 13 thereof. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

ZAIS FINANCIAL CORP.

By:
Name:
Title:

ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common	UNIF GIFTMIN ACT -
Custodian
TEN-ENT	as tenant by the entireties	(Cust) (Minor)
JT-TEN	as joint tenants with right of survivorship and not under
Uniform Gifts to Minors Act
	as tenants in common	(State)

     Additional abbreviations may also be used though not in the above list.

EXCHANGE NOTICE

TO:	ZAIS FINANCIAL PARTNERS, L.P.
U.S. Bank National Association, as Trustee

     The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such exchange, together with any check in payment for cash, if any, payable upon exchange or for fractional shares and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

     The undersigned registered owner of this Note hereby certifies that it or the Person on whose behalf the Notes are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, and the Person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount
to be exchanged
(if less than all):

$
Social Security or Other
Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:	ZAIS FINANCIAL PARTNERS, L.P.
U.S. Bank National Association, as Trustee

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from ZAIS Financial Partners, L.P. (the “Issuer”) regarding the right of Holders to elect to require the Issuer to purchase the Notes and requests and instructs the Issuer to pay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Issuer as of the Fundamental Change Purchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

     NOTICE: The signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable):

     Principal amount to be purchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other
Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT

     For value received                       hereby sell(s) assign(s) and transfer(s) unto                       (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

     In connection with any transfer of the Note, the undersigned confirms that such Note is being transferred:

  To ZAIS Financial Partners, L.P., ZAIS Financial Corp. or a Subsidiary of ZAIS Financial Partners, L.P. or ZAIS Financial Corp.;

  To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

  To an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture; or

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

     For value received                       sell(s) assign(s) and transfer(s) unto                       (Please insert social security or other Taxpayer Identification Number of assignee) shares of Common Stock, and hereby irrevocably constitutes and appoints                              attorney to transfer said shares of Common Stock on the books of the Issuer, with full power of substitution in the premises.

     In connection with any transfer of the shares of Common Stock prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such shares of Common Stock are being transferred:

  To ZAIS Financial Partners, L.P., ZAIS Financial Corp. or a Subsidiary of ZAIS Financial Partners, L.P. or ZAIS Financial Corp.; or

  Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

  To a Person the undersigned reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or

  Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the shares of Common Stock evidenced by this certificate in the name of any Person other than the registered holder thereof.

[Include Schedule I only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

     The initial principal amount of this Global Note is                 Dollars ($        ). The following increases or decreases in part of this Note have been made:

			Principal Amount of	Signature of
	Amount of Increase	Amount of Decrease	this Note following	Authorized Signatory
	in Principal Amount	in Principal Amount	such Increase or	of
Date	of this Note	of this Note	Decrease	Trustee

EXHIBIT B

Form of Certificate to Be
Delivered in Connection with
Transfers to Accredited Investors

U.S. Bank National Association
60 Livingston Ave.
St. Paul, MN 55107

Re:	ZAIS Financial Partners, L.P. (the “Issuer”)
8.0% Exchangeable Senior Notes due 2016 (the “Notes”)

Ladies and Gentlemen:

     In connection with our proposed purchase of $              aggregate principal amount of the Notes, we confirm that:

     1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 25, 2013 (the “Indenture”) relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(d) or any successor provision of the Notes, we will do so only (A) to the Issuer, ZAIS Financial Corp. or a Subsidiary of the Issuer or of ZAIS Financial Corp., (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter, or (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), and we further agree to provide to any Person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

     3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

     4. We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature